Exhibit 99.1

PRESS RELEASE

White River Capital, Inc. www.WhiteRiverCap.com (NYSE Amex: RVR)

Contact:	Martin J. Szumski Chief Financial Officer
Address:	6051 El Tordo P.O. Box 9876 Rancho Santa Fe, CA 92067
Phone:	(858) 997-6740

February 15, 2012

WHITE RIVER CAPITAL, INC.
ANNOUNCES RESULTS FOR 2011

•	Fourth Quarter 2011 Net Income Totaled $2.0 million
•	2011 Net Income Totaled $9.5 million
•	Book Value per Share of $20.29

Rancho Santa Fe, California . . . White River Capital, Inc. (NYSE Amex: RVR) (“White River”) today announced net income for the fourth quarter 2011 was $2.0 million, or $0.57 per diluted share, compared to fourth quarter 2010 net income of $2.0 million, or $0.52 per diluted share. The net income results for the fourth quarter of 2011 and 2010 are due to the following:

o
$4.3 million of earnings from operations contributed by the Coastal Credit LLC (“Coastal Credit”) subsidiary for the fourth quarter of 2011, compared to $3.6 million of earnings from operations for the fourth quarter of 2010, and

o
$1.0 million of operating expenses at the holding company, and an income tax expense of $1.3 million for the fourth quarter of 2011, compared to $0.4 million of operating expenses and $1.2 million of income tax expense for the fourth quarter of 2010..

ANNUAL RESULTS

Net income for 2011 was $9.5 million, or $2.64 per diluted share, compared to 2010 net income of $7.1 million, or $1.84 per diluted share.  The net income results for 2011 and 2010 are due to the following:

o	$17.1 million of earnings from operations contributed by the Coastal subsidiary for 2011, compared to $13.4 million of earnings from operations for 2010, and
o
$2.4 million of operating expenses at the holding company, and an income tax expense of $5.2 million for 2011, compared to $2.0 million of operating expenses and $4.3 million of income tax expense for 2010.

Martin Szumski, Chief Financial Officer, stated, "Coastal Credit’s portfolio performance continues to perform remarkably well considering the continued economic conditions.  Coastal Credit’s 30+ day delinquency was 2.0% at December 31, 2011 compared to 1.6% at September 30, 2011 and 1.9% at December 31, 2010. The increase in delinquency from September 2011 to December 2011 is attributable to seasonality that occurs with this portfolio. Coastal Credit’s allowance for loan losses as a percentage of finance receivables, net of unearned finance charges was 5.68% at December 31, 2011 compared to 5.83% at September 30, 2011 and 6.92% at December 31, 2010.”

Mr. Szumski continued, "Shareholders’ equity was $71.7 million or $20.29 per common share, as of December 31, 2011.”

DIVIDEND

As previously announced, White River paid a quarterly dividend of $0.25 per share on its common stock on November 21, 2011 in addition to a special dividend of $4.00 per share on its common stock on December 22, 2011.

On February 3, 2012, White River announced that its Board of Directors had declared a quarterly cash dividend of 25 cents per share on its common stock to be paid February 24, 2012 to shareholders of record on February 13, 2012.

STOCK REPURCHASE PROGRAM

White River is authorized to repurchase up to 250,000 shares of its outstanding common stock, from time to time and subject to market conditions, on the open market or in privately negotiated transactions.  As of December 31, 2011, White River has repurchased 62,829 shares of its outstanding common stock under the program at an average price per share of $19.40.

PROVISION FOR LOAN LOSSES

The consolidated provision for loan losses was $1.3 million for both of the quarters ended December 31, 2011 and 2010.

The following table documents the quarterly provision, allowance for loan losses and net charge offs at Coastal Credit for the fourth quarter 2009 through the fourth quarter 2011:

Quarter	Provision (in millions)	Allowance for Loan Losses as a Percent of Finance Receivables	Annualized Net Charge-offs as a Percent of Finance Receivables
4th 2011	$1.3	5.68%	3.87%
3rd 2011	$0.9	5.83%	2.81%
2nd 2011	$0.7	6.07%	2.99%
1st 2011	$1.1	6.59%	4.14%
4th 2010	$1.3	6.92%	5.40%
3rd 2010	$1.6	7.19%	5.21%
2nd 2010	$1.6	7.33%	5.54%
1st 2010	$1.9	7.42%	6.27%
4th 2009	$2.3	7.44%	7.40%

This provision for loan losses at Coastal Credit reflects management’s assessment of the reserves necessary for the current credit environment.

CREDIT QUALITY

The following tables set forth delinquency, charge-off and allowance levels for the Coastal Credit portfolio:

Coastal Credit LLC
Delinquency Rates Experienced - Finance Receivables
(in thousands except percentages)

	December 31,
	2011		2010
	$	%	$	%

Finance receivables - gross balance	$137,277		$119,788

Delinquencies:
30-59 days	$1,317	1.0%	$1,209	1.0%
60-89 days	689	0.5%	538	0.4%
90+ days	697	0.5%	354	0.3%
Total delinquencies	$2,703	2.0%	$2,101	1.8%

Coastal Credit LLC
Allowance for Loan Losses - Finance Receivables
(in thousands except percentages)

	Years Ended December 31,
	2011	2010

Balance at beginning of period	$8,153	$8,085
Charge-offs	(6,964)	(8,488)
Recoveries	2,526	2,130
Provision for loan losses	3,988	6,426

Balance at the end of the period	$7,703	$8,153

Finance receivables, net of unearned finance charges	$135,514	$117,837

Allowance for loan losses as a percent of finance receivables, net of unearned finance charges	5.68%	6.92%

Net charge-offs as a percent of finance receivables, net of unearned finance charges	3.27%	5.40%

Allowance for loan losses as a percent of net charge-offs	173.57%	128.23%

ABOUT WHITE RIVER, COASTAL CREDIT AND UAC

Founded in 2004, White River is the holding company for Coastal Credit.

Coastal Credit LLC is a specialized auto finance company, headquartered in Virginia Beach, Virginia, engaged in acquiring sub-prime auto receivables from both franchised and independent automobile dealers which have entered into contracts with purchasers of typically used, but some new, cars and light trucks.  Coastal Credit then services the receivables it acquires. Coastal Credit commenced operations in Virginia in 1987 and conducts business in 27 states – Alaska, California, Colorado, Delaware, Florida, Georgia, Hawaii, Illinois, Indiana, Kansas, Kentucky, Louisiana, Maryland, Mississippi, Missouri, Nevada, New Mexico, North Carolina, Ohio, Oklahoma, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Virginia and Washington – through its 15 branch locations. The Coastal Credit receivables portfolio, net of unearned finance charges, was $135.5 million at December 31, 2011.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Additional information about White River is available at White River’s web site located at: www.WhiteRiverCap.com.

This site includes financial highlights, stock information, public filings with the U.S. Securities and Exchange Commission (the "SEC"), and corporate governance documents.

The SEC public filings available for review include but are not limited to:

o	its Annual Report on Form 10-K for the year ended December 31, 2010,
o	its Proxy Statement on Schedule 14A dated April 1, 2011, and
o	its Quarterly Report on Form 10-Q for the quarter ended September 30, 2011.

White River’s public filings with the SEC can also be viewed on the SEC’s website at: www.sec.gov.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking information about White River that is intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. Such information includes forward-looking statements above regarding the future financial performance of Coastal Credit and also White River's prospects for future earnings, earnings volatility and the likelihood of recognizing future value from its deferred tax assets. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of White River. White River cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to:
•	losses and prepayments on our receivable portfolios;
•	general economic, market, or business conditions;
•	changes in interest rates, the cost of funds, and demand for our financial services;
•	changes in our competitive position;
•	our ability to manage growth and integrate acquired businesses;
•	the opportunities that may be presented to and pursued by us;
•	competitive actions by other companies;
•	changes in laws or regulations;
•	changes in the policies of federal or state regulators and agencies.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, White River's results could differ materially from those expressed in, implied or projected by such forward-looking statements. White River assumes no obligation to update such forward-looking statements.

WHITE RIVER CAPITAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

ASSETS	December 31, 2011	December 31, 2010

Cash and cash equivalents	$3,244	$3,287
Finance receivables—net	114,716	96,723
Deferred tax assets—net	36,489	40,914
Other assets	861	684

TOTAL	$155,310	$141,608

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Line of credit	$81,000	$56,000
Accrued interest	183	130
Other payables and accrued expenses	2,398	2,449

Total liabilities	83,581	58,579

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred Stock, without par value, authorized 3,000,000 shares; none issued and outstanding	-	-
Common Stock, without par value, authorized 20,000,000 shares; 3,534,480 and 3,706,759 issued and outstanding at December 31, 2011 and 2010, respectively	174,328	177,403
Accumulated deficit	(102,599)	(94,374)

Total shareholders’ equity	71,729	83,029

TOTAL	$155,310	$141,608

WHITE RIVER CAPITAL, INC. AND SUBSIDIARIES
Book Value per Share and Equity Ratios
(Unaudited)
(in thousands except share related values and percents)
	December 31,
	2011	2010

Total shareholders’ equity	$71,729	$83,029
Assets	$155,310	$141,608
Shares outstanding	3,534,480	3,706,759

Book value per share	$20.29	$22.40
Equity/ assets	46.2%	58.6%

WHITE RIVER CAPITAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share and share amounts)

	Quarters Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
INTEREST:
Interest on receivables	$9,107	$8,477	$35,189	$32,810
Accretion and other interest	-	-	2	15

Total interest income	9,107	8,477	35,191	32,825

Interest expense	(510)	(394)	(1,895)	(1,492)

Net interest margin	8,597	8,083	33,296	31,333

Provision for loan losses	(1,312)	(1,266)	(3,994)	(6,354)

Net interest margin after provision for loan losses	7,285	6,817	29,302	24,979

OTHER REVENUES (EXPENSES):
Salaries and benefits	(2,383)	(2,527)	(9,396)	(8,997)
Other operating expenses	(1,528)	(1,082)	(4,889)	(4,607)
Change in fair market valuation of creditor notes payable	-	44	43	179
Gain from deficiency account sale	-	-	-	37
Other expense	(69)	(58)	(382)	(177)

Total other expenses	(3,980)	(3,623)	(14,624)	(13,565)

INCOME BEFORE INCOME TAXES	3,305	3,194	14,678	11,414

INCOME TAX EXPENSE	(1,261)	(1,229)	(5,149)	(4,335)

NET INCOME	$2,044	$1,965	$9,529	$7,079

NET INCOME PER COMMON SHARE (BASIC)	$0.58	$0.52	$2.64	$1.84

NET INCOME PER COMMON SHARE (DILUTED)	$0.57	$0.52	$2.64	$1.84

BASIC WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	3,533,371	3,743,472	3,605,675	3,838,894

DILUTED WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	3,560,323	3,744,330	3,616,171	3,839,218

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